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                                                                    EXHIBIT 21.1

                           K-Tron International, Inc.
                              List  of Subsidiaries*

                                                                State or Jurisdiction
Name of Subsidiary                                              of Incorporation
------------------                                              ----------------
K-Tron Investment Co.........................................   Delaware

        Hurricane Pneumatic Conveying Inc....................   Canada
        K-Tron America, Inc..................................   Delaware
        K-Tron (Switzerland) Ltd.............................   Switzerland

                 K-Tron Asia Pacific Holding Pte Ltd.........   Singapore
                           K-Tron Asia Pacific Pte...........   Singapore

                 K-Tron Deutschland GmbH.....................   Germany
                 K-Tron France S.a.r.l.......................   France
                 K-Tron Great Britain Ltd....................   England

K-Tron Technologies, Inc.....................................   Delaware

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*       Pursuant to applicable Securities and Exchange Commission regulations, the Registrant has omitted those subsidiaries which when considered in the aggregate as a single subsidiary, would not have been considered a significant subsidiary as of the end of fiscal year 1998.